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                                                                     EXHIBIT (o)
                                                                 RULE 18f-3 PLAN
                                                       AS REVISED MARCH 16, 2000

                             ORBITEX GROUP OF FUNDS

             REVISED RULE 18f-3 PLAN FOR MULTIPLE CLASSES OF SHARES

                                 MARCH 16, 2000

WHEREAS, The Orbitex Group of Funds (the "Trust") is a Delaware business trust, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with the Securities and Exchange Commission (the "SEC") as an open-end management investment company;

WHEREAS, pursuant to the terms of the Trust's Declaration of Trust, as well as the 1940 Act and the rules and regulations thereunder, the Board of Trustees of the Trust (the "Board") has authority to approve and authorize the issuance of, and has approved and authorized the issuance each class of shares of beneficial interest ("Shares") of each the series of the Trust (individually a "Fund" and collectively the "Funds") and each class of Shares (individually a "Class" and collectively the "Classes") listed in Appendix A, as may be amended.

WHEREAS, the Trust wishes to adopt this Plan for Multiple Classes of Shares (the "Multi-Class Plan"), which is a plan as contemplated by Rule 18f-3 of the 1940 Act; and

WHEREAS, at a meeting held on March 16, 2000, the Board, including a majority of the Trustees who are not interested persons of the Trust (as defined in section 2 (a)(19) of the 1940 Act) (the "Independent Trustees"), approved and adopted this Revised Multi-Class Plan and determined that this Multi-Class Plan is: (a) in the best interest of the holders of Class A Shares of each Fund issuing those shares; (b) in the best interest of the holders of Class B Shares of each Fund issuing those shares; (c) in the best interest of the holders of Class C Shares of each Fund issuing those shares; (d) in the best interest of the holders of Class D Shares of Orbitex Focus 30 Fund; (e) in the best interest of the holders of Class N Shares of each Fund issuing those shares; (f) in the best interest of the holders of Institutional Class of the Orbitex Cash Reserves Fund; (g) in the best interest of the holders of the Institutional Service Class of the Orbitex Cash Reserves Fund Shares; and (h) in the best interests of the Trust as a whole;

NOW THEREFORE, this Multi-Class Plan, as amended from time to time, shall remain in effect until such time as the Board terminates this Multi-Class Plan.

SECTION 1.  CLASS DISTRIBUTION AND SHAREHOLDER SERVICES FEES

Class A Shares are principally offered by the distributor of the Shares (the "Distributor") to individuals at net asset value plus any applicable sales charge. The maximum sales charge for each Fund is 5.75% of the public offering price. These charges may be reduced for investors who invest more than $50,000. The sales charge will also be waived in certain circumstances including for purchases of $1 million or more. However, the trust will apply a contingent deferred sales charge of 1% to certain redemptions made within the first year after investing with respect to shares purchased at net asset value without a sales charge. Class A Shares are also subject to a distribution fee (as provided for by the Distribution Plan and Agreement Pursuant to 12b-1 under the Investment Company Act of 1940) of .40% of the average daily net assets of the Fund. The minimum initial investment for Class A Shares is $2,500 ($2,000 for individual retirement accounts).

Class B Shares are offered at their net asset value per share, without any initial sales charge. However, there is a contingent deferred sales charge on shares which are sold within six years of their purchase. There will be no contingent deferred sales charge on shares acquired through reinvestment of dividends. The contingent deferred sales charge will be based on the original purchase cost or the current market value of the shares being sold, whichever is less. The contingent deferred sales charges are as follows:


                                      1
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
--------------------------------------------------------------------------------
                                                CONTINGENT DEFERRED SALES
          YEARS AFTER PURCHASE                 CHARGE ON SHARES BEING SOLD
--------------------------------------------------------------------------------
                1st Year                                  5.00%
--------------------------------------------------------------------------------
                2nd Year                                  4.00%
--------------------------------------------------------------------------------
                3rd Year                                  3.00%
--------------------------------------------------------------------------------
                4th Year                                  3.00%
--------------------------------------------------------------------------------
                5th Year                                  2.00%
--------------------------------------------------------------------------------
                6th Year                                  1.00%
--------------------------------------------------------------------------------
             After 6th Year                                None
--------------------------------------------------------------------------------


Class B Shares will automatically be converted to Class A Shares after six years. Class B Shares are also subject to a distribution fee and an account maintenance fee (as provided for by the Class B Distribution Plan and Agreement Pursuant to 12b-1 under the Investment Company Act of 1940) of 0.75% and 0.25% respectively, of the average daily net assets of the Fund. The minimum initial investment for Class B Shares is $2,500 ($2,000 for individual retirement accounts).

Class C Shares are offered at their net asset value per share, without any initial sales charge. However, there is a contingent deferred sales charge of 1% on shares which are sold within eighteen months of their purchase. There will be no contingent deferred sales charge on shares acquired through reinvestment of dividends. The contingent deferred sales charge will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

Class C Shares are also subject to a distribution fee and an account maintenance fee (as provided for by the Class C Distribution Plan and Agreement Pursuant to 12b-1 under the Investment Company Act of 1940) of 0.75% and 0.25% respectively, of the average daily net assets of the Fund. The minimum initial investment for Class C Shares is $2,500 ($2,000 for individual retirement accounts).

Class D Shares are only available to shareholders who held shares of ASM Index 30 Fund on the date such fund was reorganized as the Orbitex Focus 30 Fund, to employees of Orbitex Financial Services Group, Inc. or its affiliates (and certain related accounts) and to certain institutional investors. The minimum subsequent investments in Class D Shares of the Orbitex Focus 30 Fund by individual investors is $100. Class D Shares are offered at their net asset value per share without any initial sales charge and are not subject to any asset-based distribution or account maintenance fee.

Class N Shares are only available to shareholders of the ORBITEX Amerigo Fund and the ORBITEX Clermont Fund. Class N Shares are offered at their net asset value per share without any initial sales charge and are not subject to any asset-based distribution or account maintenance fee.

Institutional Class Shares are offered to qualified institutions and certain fee-based investment and financial advisors at net asset value and are not subject to any asset-based distribution or account maintenance fee. Investors in the Class I Shares will be required to make a minimum investment of one hundred thousand dollars ($100,000).

Institutional Service Class Shares are subject to a non 12b-1 shareholder servicing fee of 0.25% of the average daily net assets of the Fund payable to the Distributor for the provision of certain services. The Institution Service Class Shares are offered at their net asset value per share without any initial sales charge and are not subject to any asset-based distribution or account maintenance fee.

Notwithstanding the foregoing, the aggregate amounts of any asset-based distribution and/or account maintenance fee paid by the Trust shall not exceed such amount as is permitted under Rule 2830 of the Conduct Rules of the National Association of Securities dealers, Inc. (the "NASD"), as amended from time to time, and any other rules or regulations promulgated by the NASD or the SEC applicable to mutual fund distribution and service fees.


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SECTION 2.  ALLOCATION OF CLASS EXPENSES

Class A, Class B, Class C, Class D, Class N, Institutional Class and Institutional Service Class Shares of a Fund, if applicable, represent an interest in the same portfolio of securities of the Trust and have no exchange privileges or conversion features except as noted above. Each class of shares shall have the same rights, preferences, voting powers, restrictions and limitations, except as follows:

           (a) expenses related to the distribution of a class of shares or to the services provided to shareholders of a class of shares shall be borne solely by such class;

           (b) each class will bear different Class Expenses (as defined below);

           (c) each class will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and

           (d) each class will bear a different name or designation.

           The Board, acting in its sole discretion, has determined that the following expenses attributable to the shares of a particular class ("Class Expenses") will be borne solely by the class to which they are attributable:

           (1) asset-based distribution, account maintenance and shareholder service fees, and

           (2) extraordinary non-recurring expenses including litigation and other legal expenses relating to a particular class.

           Investment advisory fees, custodial fees, and other expenses relating to the management of a Fund's assets shall not be allocated on a class-specific basis.

SECTION 3.  ALLOCATION OF FUND INCOME AND EXPENSES

Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class pursuant to Section 2 above, shall be allocated to each class of a Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

SECTION 4.  EXPENSE WAIVERS OR REIMBURSEMENTS

All expense waivers or reimbursements will be in compliance with Rule 18f-3 issued under the 1940 Act.

SECTION 5.  AMENDMENTS

This Multi-Class Plan may not be amended to change any material provision unless such amendment is approved by a vote of the majority of the Board, including a majority of the Trustees who are not interested persons of the Trust, based on its finding that the amendment is in the best interest of each class individually and the Trust as a whole.

         IN WITNESS WHEREOF, the Trust has executed this Multi-Class Plan on the day and year set forth below.

ORBITEX GROUP OF FUNDS


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By:

Title:

Attest:


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                             ORBITEX GROUP OF FUNDS

                (RULE 18F-3) PLAN FOR MULTIPLE CLASSES OF SHARES

                                   APPENDIX A:

                                FUNDS AND CLASSES
                              as of March 16, 2000

                      Fund                                Class
                      ----                                -----
    Orbitex Info-Tech & Communications Fund              Class A
                                                         Class B
                                                         Class C

             Orbitex Internet Fund                       Class A
                                                         Class B
                                                         Class C

        Orbitex Emerging Technology Fund                 Class A
                                                         Class B
                                                         Class C

     Orbitex Strategic Infrastructure Fund               Class A
                                                         Class B
                                                         Class C

      Orbitex Health & Biotechnology Fund                Class A
                                                         Class B
                                                         Class C

     Orbitex Energy & Basic Materials Fund               Class A
                                                         Class B
                                                         Class C

        Orbitex Financial Services Fund                  Class A
                                                         Class B
                                                         Class C

             Orbitex Focus 30 Fund                       Class A
                                                         Class B
                                                         Class D

              Orbitex Growth Fund                        Class A
                                                         Class B
                                                         Class C

              Orbitex Amerigo Fund                       Class C
                                                         Class N

             Orbitex Clermont Fund                       Class C
                                                         Class N


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           Orbitex Cash Reserves Fund                 Institutional
                                                  Institutional Service


                                      A-2